Exhibit 10.1
FIRST AMENDMENT

This FIRST AMENDMENT dated as of April 15, 2009 (this “Amendment”) amends the AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 6, 2006 (the “Credit Agreement”) among MIDAMERICAN ENERGY COMPANY (the “Company”), various financial institutions (the “Banks”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement in certain respects as more fully set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 AMENDMENTS.  Subject to satisfaction of the condition precedent in Section 3, the Credit Agreement is amended as follows:

1.1 Addition of Definitions.  Section 1.1 is amended by adding the following definitions in proper alphabetical order:

“Designated Bank” means a Defaulting Bank or a Downgraded Bank.

“Defaulting Bank” means any Bank that (a) has not made available to the Administrative Agent such Bank’s ratable portion of a requested borrowing or has not reimbursed the LC Issuer for such Bank’s Pro Rata Share of the amount of a payment made by the LC Issuer under a Facility LC, in each case within three Business Days after the due date therefor in accordance with Section 2.4.1 or Section 2.7.5, as applicable; (b) has notified the Company or the Administrative Agent that it does not intend to comply with its obligations under Section 2.4.1 or Section 2.7.5; or (c) is the subject of a bankruptcy, insolvency or similar proceeding.  A Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of an equity interest in such Bank or its parent company by a governmental authority or instrumentality thereof.

“Downgraded Bank” means any Bank that (a) has a non-investment grade rating from Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., or another nationally recognized rating agency or (b) is a Subsidiary of a Person that is the subject of a bankruptcy, insolvency or similar proceeding.

1.2 Definition of Aggregate Commitment.  The definition of Aggregate Commitment in Section 1.1 is amended by substituting the following for the period at the end thereof:

; provided that for purposes of Sections 2.1.2, 2.2.2, 2.4.2, 2.7.1 and 2.7.6, at any time there is a Defaulting Bank, the Aggregate Commitment shall be reduced by an amount equal to the remainder of (A) the amount of such Defaulting Bank’s Commitment minus (B) the principal amount of such Defaulting Bank’s outstanding Loans.  No reduction of the Aggregate Commitment pursuant to the proviso to the foregoing sentence shall be permanent (and if the circumstances giving rise to such a reduction of the Aggregate Commitment cease to exist, then such reduction shall no longer apply).

1.3 Definition of LC Issuer.  The definition of LC Issuer in Section 1.1 is amended in its entirety to read as follows (and if at any time there is more than one LC Issuer, all other provisions of the Credit Agreement shall be deemed to be amended to the extent necessary or appropriate to accommodate multiple LC Issuers):

“LC Issuer” means JPMorgan (or any subsidiary or affiliate of JPMorgan designated by JPMorgan) or any other Bank designated by the Company that agrees to issue Facility LCs hereunder, in each case in its capacity as an issuer of Facility LCs hereunder.

1.4 Termination of Designated Bank.  The following subsection (iii) is added to Section 2.4.12 in proper sequence:

(iii)           Concurrently with the termination of a Designated Bank’s Commitment pursuant to Section 3.6, (a) the Aggregate Commitment shall be reduced by the amount of such Commitment; and (b) the participations of the other Banks in the undrawn stated amount of all Facility LCs shall be redetermined as if all outstanding Facility LCs were issued on such date.

1.5 Cash Collateralization of Participation Obligations of Defaulting Bank.  The following Section 2.7.13 is added to Section 2.7 in proper sequence:

2.7.13  Cash Collateralization of Participation Obligations of Defaulting Bank.  If a Bank at any time becomes a Defaulting Bank and Letters of Credit are outstanding (or the Company requests the issuance of a Letter of Credit) at such time, then the Company shall promptly (and in any event within three Business Days) after request by the LC Issuer or the Administrative Agent (or, in the case of the requested issuance of a Letter of Credit, prior to such issuance) provide cash collateral to the Administrative Agent in an amount equal to the aggregate amount of such Defaulting Bank’s participation in the outstanding Letters of Credit (or in the requested Letter of Credit, if applicable) pursuant to documentation satisfactory to the Administrative Agent, the LC Issuer and the Company, which cash collateral shall secure such Defaulting Bank’s contingent obligations to the LC Issuer in respect of such Letters of Credit.  If the amount of cash collateral required to cover a Defaulting Bank’s participation in Letters of Credit is reduced (or the circumstances giving rise to the requirement that the Company provide cash collateral pursuant to this Section 2.7.13 cease to exist), then the Administrative Agent shall promptly return the excess (or, if applicable, all) cash collateral to the Company.

1.6 Replacement of Designated Bank.  The second line in Section 3.5 is amended by (a) replacing the word “or” (which appears before the words “delivers a notice”) with a comma and (b) inserting the following immediately after the words “pursuant to Section 3.2”: “or is a Designated Bank”.

1.7   Termination of Designated Bank.  The following Section 3.6 is added to Article III in proper sequence:

3.6           Termination of Designated Bank.  At any time a Bank is a Designated Bank, the Company may terminate in full the Commitment of such Designated Bank by giving notice to such Designated Bank and the Administrative Agent (which notice shall specify the effective date of such termination); provided that (a) at the time of such termination, no Event of Default exists; (b) if any Facility LC is outstanding, the conditions precedent to the issuance of a Facility LC set forth in Section 4.2 shall be satisfied as if all outstanding Facility LCs were being issued at such time; (c) concurrently with such termination, the Company shall prepay all outstanding Loans of such Designated Bank together with accrued interest thereon and accrued fees and any other amounts payable for the account of such Designated Bank hereunder; and (d) after giving effect to the termination of such Designated Bank’s Commitment, the Outstanding Credit Exposure will not exceed the Aggregate Commitment.  The termination of the Commitment of a Defaulting Bank pursuant to this Section 3.6 shall not be deemed to be a waiver of any right that the Company, the Administrative Agent, the LC Issuer or any other Bank may have against such Defaulting Bank.

SECTION 2 TERMINATION OF LEHMAN BROTHERS BANK, FSB.  Pursuant to, and subject to satisfaction of the conditions precedent set forth in, Section 2.4.12(iii) of the Credit Agreement as amended hereby (the “Amended Credit Agreement”), the Company hereby terminates the Commitment of Lehman Brothers Bank, FSB (“Lehman”) effective immediately upon the effectiveness of this Amendment pursuant to Section 3.  Concurrently with such termination, the Aggregate Commitment will be reduced by the amount of Lehman’s Commitment (as in effect on such date), Lehman’s participation in the undrawn Facility LCs shall terminate and the participations of the other Banks in the outstanding Facility LCs shall be redetermined as if all outstanding Facility LCs had been issued on such date.

SECTION 3 CONDITION PRECEDENT.  This Amendment shall become effective as of April __, 2009 when the Administrative Agent has received counterparts hereof signed by the Company and the Required Banks.

SECTION 4 REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants as follows:

4.1 Due Authorization, Non-Contravention, etc.  The execution and delivery by the Company of this Amendment, and the performance by the Company of its obligations under this Amendment and the Amended Credit Agreement, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action and do not (a) contravene the articles of incorporation or by-laws (or any comparable document) of the Company, (b) contravene any law or governmental regulation or court decree or order, or any material contractual restriction, binding on or affecting the Company or (c) result in, or require the creation or imposition of, any lien on any of the Company’s properties.

4.2 Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution and delivery by the Company of this Amendment or the performance by the Company of its obligations under this Amendment and the Amended Credit Agreement (except for any of the foregoing that has been obtained and is in full force and effect).

4.3 Enforceable Agreement.  This Amendment has been duly executed and delivered by the Company, and this Amendment and the Amended Credit Agreement constitute legal, valid and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that no representation or warranty is made as to the indemnification provisions of Section 9.7 of the Amended Credit Agreement or the provisions of the Amended Credit Agreement purporting to authorize conclusive determinations by the Banks.

4.4 No Material Adverse Change; No Default.  Since December 31, 2008, there has been no material adverse change in the consolidated financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries, taken as a whole.  No Default or Unmatured Default has occurred and is continuing.

4.5 Credit Agreement Representations and Warranties.  The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company (except to the extent that any such representation or warranty relates to a particular date, in which case it was true and correct in all material respects as of such earlier date).

SECTION 5 MISCELLANEOUS.

5.1 Continuing Effectiveness.  Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and is ratified, approved and confirmed in all respects.

5.2 Execution in Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery to the Administrative Agent of a counterpart hereof, or signature page hereto, by facsimile or electronically in a pdf or similar file shall be effective as delivery of an original manually-executed counterpart hereof.

5.3 Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

5.4 Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIDAMERICAN ENERGY COMPANY

By:	/s/ Paul J. Leighton
Paul J.Leighton
Vice President & Corporate Secretary

By:	/s/ Brian K. Hankel
Brian K. Hankel
Vice President & Treasurer

JPMORGAN CHASE BANK, N.A., individually, as LC Issuer and as Administrative Agent

By:	/s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Vice President

UNION BANK, N.A. (formerly known as Union Bank of California, N.A.)

By:	/s/ Dennis G. Blank
Name: Dennis G. Blank
Title: Vice President

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Senior Vice President

ABN AMRO BANK N.V.

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Director

By:	/s/ Todd Vaubel
Name: Todd Vaubel
Title: Vice President

BNP PARIBAS

By:
Name:
Title:

BARCLAYS BANK PLC

By:	/s/ Alicia Borys
Name: Alicia Borys
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ John N. Watt
Name: John N. Watt
Title: Vice President

FIFTH THIRD BANK

By:	/s/ Ashley Colmenero
Name: Ashley Colmenero
Title: Relationship Manager

LEHMAN BROTHERS BANK, FSB

By:
Name:
Title:

MIZUHO CORPORATE BANK, LTD.

By:
Name:
Title:

NATIONAL CITY BANK

By:	/s/ Michael Leong
Name: Michael Leong
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen Nelsen
Name: Karen Nelsen
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

WELLS FARGO BANK, N.A.

By:	/s/ Lisa Larpenteur
Name: Lisa Larpenteur
Title: Vice President

WILLIAM STREET COMMITMENT CORPORATION
(Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

FIRST NATIONAL BANK OF OMAHA

By:
Name:
Title:

UBS LOAN FINANCE LLC

By:	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

UBS AG STAMFORD BRANCH

By:	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: General Manager